Exhibit 10.17(c)

Second Amendment to the Frontier Airlines, Inc. Co-Branded Credit Card Agreement

This Second Amendment to the Frontier Airlines, Inc. Affinity Credit Card Agreement, made this 1st day of April 2005 by and between Juniper Bank (“Juniper”) and Frontier Airlines, Inc. (Frontier) amends the Frontier Airlines, Inc. Credit Card Agreement between the parties dated March 12, 2003 (the “Agreement”).

RECITALS:

WHEREAS, Frontier and JUNIPER desire to amend the Agreement to create a new category of Credit Card for the purpose of expanding the population of Frontier Members eligible for credit cards.

THEREFORE, the parties agree as follows:

1.	The following is added to Section 1:

(gg) “Prime Applicants” as used herein shall mean an applicant for a Juniper Product who meets each of the Prime Applicant Criteria.

(hh) Prime Applicant Criteria as used herein shall mean: (1) a FICO of ***** or better, (2) annual income of at least *****, (3) ***** on file at credit bureau, and (4) no major derogatory items (bankruptcy, foreclosure, suits, liens judgments or collections.

(ii) “Near Prime Applicant” as used herein shall mean an applicant for a Juniper Product who does not meet one or more of the Prime Applicant Criteria.

(jj) “Near Prime Account” as used herein shall mean an Account that is open in response to an application from a Near Prime Applicant and used for a purchase, balance transfer or cash advance.

2.	Section 5(a) (iii) is deleted and the following is inserted in its place:

Marketing Premiums: For each Account generated for a Prime Applicant during the Term of this Agreement as a result of the Added Earnings Program, a Marketing Premium of *****, and for each Near Prime Account generated as a result of an Added Earning Program, a Marketing Premium of *****. FRONTIER has no obligation to maintain an Added Earnings Program hereunder and may do so in its sole discretion. To the extent FRONTIER elects to create an Added Earnings Program, the failure to meet any Account goal established for such an Added Earnings Program shall not be deemed a breach of this Agreement.

3.	This Amendment is effect for Accounts and Near Prime Accounts opened after April 1, 2005

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

4.	Any other provision of the Agreement notwithstanding, it is expressly agreed that Juniper may conduct out bound telemarketing of Juniper’s debt cancellation and credit insurance products.

5.	All other terms and conditions of the Agreement shall remain in effect except as expressly modified herein or in another writing signed by both parties. Capitalized terms shall have the same meaning as set forth in the Agreement.

6.	Nothing herein shall be interpreted to change the Marketing Premium for Accounts acquired prior to April 1, 2005.

7.	This Amendment shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within the State of Delaware.

8.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Intending to be legally bound, the parties have executed this Amendment as of the date set forth above.

JUNIPER BANK /s/ [Authorized Signatory]	FRONTIER AIRLINES, INC. /s/ [Authorized Signatory]
(Signature) Senior Director	(Signature) Sr. Director
(Title) August 3, 2005	(Title) May 13, 2005
(Date)	(Date)

2